UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 1, 2006

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On February 1, 2006, Jay R. Harris resigned as a director of American Vanguard Corporation (the “Company”).

(c) On February 6, 2006, the Board of Directors of the Company elected Lawrence S. Clark to serve as a member of the Board, filling the vacancy created through the departure of Mr. Harris. Mr. Clark was initially referred to the Board by director Carl R. Soderlind. Mr. Clark was appointed to serve on both the Audit Committee and the Compensation Committee of the Board.

Item 8.01	Other Events

On February 7, 2006, American Vanguard Corporation announced the resignation of Jay R. Harris as director and the election of Lawrence S. Clark as director. The full text of that press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1	Press release dated February 7, 2006 of American Vanguard Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: February 7, 2006	By:	/s/ TIMOTHY J. DONNELLY
Timothy J. Donnelly
Vice President & General Counsel